Exhibit 10.1
JOINDER AND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     This Joinder and Amendment to Agreement and Plan of Merger (this “Agreement”) is dated as of June 30, 2006 and is by and among Electric City Corp., a Delaware corporation (“ELC”), Parke Acquisition, LLC, a California limited liability company (“Acquisition”), Parke P.A.N.D.A. Corporation, a California corporation (“Parke”), Daniel Parke, an individual (“D. Parke”), and Daniel W. Parke and Michelle A. Parke, not individually but as the trustees (the “Trustees”) of The Parke Family Trust (Restated), a trust created September 24, 1992 and restated under agreement dated October 11, 1996 (the “Trust”).
WITNESSETH:
     WHEREAS, ELC, Acquisition, Parke and D. Parke entered into that certain Agreement and Plan of Merger dated May 19, 2006 (the “Merger Agreement”) under which, among other things, D. Parke represented and warranted that he owns all of the issued and outstanding capital stock of Parke; and
     WHEREAS, D. Parke has since realized that all of the issued and outstanding capital stock of Parke is owned by the Trust and accordingly the parties desire to amend the Merger Agreement to add the Trust as a party thereto;
     NOW, THEREFORE, the Parties agree as follows:
     1. Definitions. All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Merger Agreement, except where the context otherwise requires.
     2. Amendment and Joinder. Each of the parties to this Agreement hereby agrees that from and after date hereof:
     (a) Except as otherwise set forth below, the term “Stockholder” as used in the Merger Agreement shall refer jointly to D. Parke, individually, and to the Trustees and the Trust as the owner of all of the issued and outstanding capital stock of Parke;
     (b) D. Parke shall be individually obligated on each of the representations, warranties and covenants of the Stockholder in the Merger Agreement on the same basis as if he had directly owned all of the issued and outstanding capital stock of Parke on the date of execution of the Merger Agreement and continued to own such shares on the Effective Date;
     (c) the Trustees and the Trust hereby agree to be obligated on each of the representations, warranties and covenants of the Stockholder contained in the Merger Agreement on the same basis as if they had been the Stockholder party to the Merger Agreement at the time when it was executed;
     (d) upon the Effective Date, the Cash Consideration and the ELC Stock Consideration deliverable by ELC under the Merger Agreement shall be delivered to the

Trust, not to D. Parke individually, and Clause (a) of Section 2.2 of the Merger Agreement is hereby amended and restated in its entirety as follows:
     (a) Cash and Stock Deliverable to Stockholder At Closing. Upon filing of the Certificate of Merger, ELC shall cause to be delivered to The Parke Family Trust, as sole stockholder of Parke (a) by wire transfer to an account designated by The Parke Family Trust or other acceptable payment means, an amount equal to the estimated amount of the Cash Consideration determined as provided in Section 1.6 hereof, and (b) one or more stock certificates representing the ELC Stock Consideration, registered in the name of The Parke Family Trust or its nominee.
     (e) Section 9.6 of the Merger Agreement is hereby amended and restated in its entirety as follows:
     9.6 Consents to Leases, Contracts. Parke and the Stockholder shall have obtained consents reasonably satisfactory to ELC with respect to those of the leases, licenses, contracts and other agreements and instruments which are referred to on Schedule 9.6.
     (f) The final sentence of Section 13.10 of the Merger Agreement is hereby amended and restated in its entirety as follows:
After the Closing Date, neither this Agreement nor any other agreement or document executed by Parke in connection with the Contemplated Transactions may be amended or terminated or any provision thereof waived without the written consent of D. Parke.
     (g) Schedules 5.2, 5.9 and 9.6 to the Merger Agreement shall be in the forms attached to this Agreement.
     3. Representations. The Trustees and the Trust hereby represent and warrant to ELC and Acquisition that the Trust has all requisite power and authority to enter into and perform its obligations under this Agreement, and that the execution, delivery and performance of this Agreement by the Trust has been duly authorized by all required action of the Trustees or under any applicable laws and this Agreement has been duly executed and delivered by the Trustees and the Trust and constitutes the valid and binding obligation of the Trustees and the Trust, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     4. Miscellaneous.
     (a) This Agreement shall not be assigned by any party hereto without the prior written consent of each other party.
     (b) If any provision of any of this Agreement is determined to be illegal, invalid or enforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     (c) The captions and headings of Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
     (d) This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California, notwithstanding any conflict of law provision to the contrary.
     (e) This Agreement amends the Merger Agreement and shall be subject to arbitration on the same terms and conditions as are set forth in Section 13.7 of the Merger Agreement.
     (f) The terms, agreements, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, agreement, covenant, representation or warranty contained in this Agreement in :any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, agreement, covenant, representation or warranty.
     (g) This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
     (h) This Agreement constitutes the entire agreement among the parties and supersedes and cancels any and all prior agreements between them relating to the subject matter hereof, and may not be amended except in a writing signed by the party to be bound. After the Closing Date, neither this Agreement nor any other agreement or document executed by Parke in connection with the Contemplated Transactions may be amended or terminated or any provision thereof waived without the written consent of D. Parke.
     (i) Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Joinder and Amendment to Agreement and Plan of Merger to be duly executed by their duly authorized officers, all as of the day and year first above written.

ELECTRIC CITY CORP.		PARKE ACQUISITION, LLC

By:	/s/ Jeffrey Mistarz	By:	/s/ Jeffrey Mistarz

Name:	Jeffrey Mistarz	Name:	Jeffrey Mistarz
Title:	Chief Financial Officer	Title:	Manager

PARKE P.A.N.D.A. CORPORATION		THE PARKE FAMILY TRUST (Restated)

By:	/s/ Daniel W. Parke	By:	/s/ Daniel W. Parke

Name:	Daniel W. Parke	Daniel W. Parke, Trustee
Title:	President

and

/s/ Daniel W. Parke		By:	/s/ Michelle A. Parke

DANIEL W. PARKE, Individually			Michelle A. Parke, Trustee